EXHIBIT 99.1

Semtech Announces Third Quarter of Fiscal Year 2018 Results

CAMARILLO, Calif., Nov. 29, 2017 (GLOBE NEWSWIRE) -- Semtech Corporation (Nasdaq:SMTC), a leading supplier of high-performance analog, mixed-signal semiconductors and advanced algorithms, today reported unaudited financial results for its third quarter of fiscal year 2018, which ended October 29, 2017. Net sales computed in accordance with U.S. generally accepted accounting principles (“GAAP”), were $150.3 million, after being reduced by $6.2 million of share-based compensation associated with the previously-announced issuance of a Warrant to Comcast.  Excluding the offset associated with the Warrant, net sales were $156.6 million (“non-GAAP net sales”).

Highlights for the Third Fiscal Quarter 2018

  Q3 net sales increased 10% Y/Y
  Q3 non-GAAP net sales increased 11% Y/Y
  Fiscal year 2018, nine-months net sales increased 11% while non-GAAP net sales increased 13%
  Protection Products Group net sales grew 10% Q/Q and 23% Y/Y
  Record quarterly net sales of LoRa© products

Results on a GAAP basis for the Third Fiscal Quarter 2018

  Net sales were $150.3 million
  Gross margin was 59.5%
  SG&A expenses were $36.6 million
  R&D expenses were $27.6 million
  Operating margin was 11.7%
  Net income was $13.3 million or $0.20 per diluted share

To facilitate a complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items and items that are not considered reflective of the Company’s core results over time.  The Company’s non-GAAP measures of net sales, gross margin, net income, earnings per diluted share, and free cash flow exclude certain items as described below under “Non-GAAP Financial Measures.”

Results on a non-GAAP basis for the Third Fiscal Quarter 2018 (see the list of non-GAAP items and the reconciliation of these to the most relevant GAAP items set forth in the tables below):

  Non-GAAP net sales were $156.6 million
  Non-GAAP gross margin was 61.3%
  Non-GAAP SG&A expenses were $28.0 million
  Non-GAAP R&D expenses were $25.1 million
  Non-GAAP operating margin was 27.4%
  Non-GAAP net income was $36.5 million or $0.54 per diluted share

Mohan Maheswaran, Semtech’s President and Chief Executive Officer stated, “We are pleased with the strong momentum from our key growth initiatives through the first three quarters of the year.  Non-GAAP net sales increased 13% through the first nine-months of fiscal 2018, while non-GAAP operating income increased at nearly 3 times that rate, demonstrating the leverage of the model.”  Maheswaran continued, “Despite the outlook for a more seasonal pattern for fiscal Q4, we expect the momentum from our strategic growth engines in the IoT, high-performance mobile and data center markets to contribute to a record annual financial performance for fiscal 2018 and provide a platform for growth again in fiscal year 2019.”

GAAP Fourth Quarter of Fiscal Year 2018 Outlook

  Net sales are expected to be in the range of $131.5 million to $135.5 million
  Gross margin is expected to be in the range of 58.8% to 59.9%
  SG&A expense is expected to be in the range of $33.9 million to $34.9 million
  R&D expense is expected to be in the range of $25.8 million to $26.8 million
  Intangible amortization expense is expected to be approximately $7.5 million
  Interest and other expense is expected to be approximately $2.0 million
  Tax rate is expected to be in the range of 31% to 35%
  Earnings per diluted share are expected to be in the range of $0.08 to $0.10
  Fully-diluted share count is expected to be approximately 68.0 million shares
  Share-based compensation is expected to be approximately $16.0 million, categorized as follows: $6.5 million for net sales associated with the Comcast Warrant, $0.3 million cost of sales, $2.3 million R&D and $6.9 million SG&A
  Capital expenditures are expected to be approximately $7.0 million
  Depreciation expense is expected to be approximately $5.3 million

Non-GAAP Fourth Quarter of Fiscal Year 2018 Outlook

  Non-GAAP net sales are expected to be in the range of $138.0 million to $142.0 million
  Non-GAAP gross margin is expected to be in the range of 61.0% to 62.0%
  Non-GAAP SG&A expense is expected to be in the range of $26.0 million to $27.0 million
  Non-GAAP R&D expense is expected to be in the range of $23.0 million to $24.0 million
  Non-GAAP Interest and other expense is expected to be approximately $2.0 million
  Non-GAAP tax rate is expected to be in the range of 16% to 20%
  Non-GAAP earnings per diluted share are expected to be in the range of $0.40 to $0.42

Webcast and Conference Call

Semtech will be hosting a conference call today to discuss its third quarter of fiscal year 2018 results at 2:00 p.m. Pacific time.  An audio webcast will be available on Semtech’s website at www.semtech.com under the “Investor Relations” section.  A replay of the call will be available through December 29, 2017 at the same website or by calling (855) 859-2056 and entering conference ID 81686674.

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of net sales, gross margin, net income, earnings per diluted share, and free cash flow.  The Company's measure of free cash flow is calculated as cash flow from operations less net capital expenditures.  The Company’s non-GAAP measures of net sales, gross margin, net income and earnings per diluted share exclude the following items, if any:

  Share-based compensation, including the Warrant-related impact
  Amortization of purchased intangibles and impairments
  Restructuring, transaction and other acquisition or disposition-related expenses and gains on dispositions
  Litigation expenses or dispute settlement charges or gains
  Escheat or environmental reserves

To provide additional insight into the Company's fourth fiscal quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including net sales, gross margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time.  These excluded items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring.  For example: certain restructuring and integration-related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain acquisition and disposition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments; and certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we may have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods.  In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business.  The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the second and third quarters of fiscal year 2018 and the third quarter of fiscal year 2017, along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the fourth quarter of fiscal year 2018.  The Company is unable to include a reconciliation of the forward-looking non-GAAP measure of the non-GAAP tax rate to the corresponding GAAP measure as this is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges which are excluded from this non-GAAP measure. We expect the variability of the above charges to have a potentially significant impact on our GAAP financial results. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance including the fourth quarter of fiscal year 2018 outlook, future operational performance, the anticipated impact of specific items on future earnings, and the Company’s plans, objectives and expectations.  Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected.  Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the Company’s ability to forecast its effective tax rates due to changing income in higher or lower tax jurisdictions and other factors that contribute to the volatility of the Company’s effective tax rates and impact anticipated tax benefits; the Company's ability to manage expenses to achieve anticipated shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace including, but not limited to, the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits from its acquisitions and dispositions; the Company’s ability to accurately forecast the amount and timing of the share-based compensation associated with the vesting of the Warrant issued to Comcast; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth and connectivity, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated net sales and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; and the amount and timing of expenditures for capital equipment.  Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the risk factors disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2017, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission, and in material incorporated therein, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of high performance analog, mixed-signal semiconductors and advanced algorithms for high-end consumer, enterprise computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered trademarks or services marks of Semtech Corporation or its subsidiaries.

SMTC-F

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q3 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$150,304	$153,127	$137,185	$447,233	$404,241
Cost of sales	60,885	60,891	56,120	180,663	162,877
Gross profit	89,419	92,236	81,065	266,570	241,364
Operating costs and expenses:
Selling, general and administrative	36,568	39,237	35,116	109,820	101,654
Product development and engineering	27,631	27,432	25,600	81,046	77,097
Intangible amortization	7,453	6,675	6,286	20,414	19,017
(Gain) loss on disposition of business operations	-	-	(25,036)	375	(25,036)
Changes in the fair value of contingent earn-out obligations	188	-	-	188	(162)
Total operating costs and expenses	71,840	73,344	41,966	211,843	172,570
Operating income	17,579	18,892	39,099	54,727	68,794
Interest expense, net	(2,032)	(2,029)	(1,890)	(6,107)	(5,857)
Non-operating income (expense), net	1,267	(204)	(690)	431	(871)
Income before taxes and equity in net losses of equity method investments	16,814	16,659	36,519	49,051	62,066
Provision for taxes	3,272	4,095	5,743	11,124	15,424
Net income before equity in net losses of equity method investments	13,542	12,564	30,776	37,927	46,642
Equity in net losses of equity method investments	(204)	-	-	(204)	-
Net income	$13,338	$12,564	$30,776	$37,723	$46,642

Earnings per share:
Basic	$0.20	$0.19	$0.47	$0.57	$0.71
Diluted	$0.20	$0.19	$0.46	$0.56	$0.71

Weighted average number of shares used in computing earnings per share:
Basic	66,194	65,763	65,549	65,932	65,331
Diluted	67,817	67,470	66,206	67,555	65,899

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	October 29,	January 29,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$291,125	$297,134
Accounts receivable, net	66,456	51,441
Inventories	71,249	65,872
Prepaid taxes	5,274	5,563
Other current assets	15,741	18,418
Total current assets	449,845	438,428

Non-current assets:
Property, plant and equipment, net	123,360	108,910
Deferred tax assets	5,848	5,493
Goodwill	341,890	329,703
Other intangible assets, net	67,660	61,773
Other assets	82,354	67,235
Total assets	$1,070,957	$1,011,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$39,832	$41,960
Accrued liabilities	51,398	54,524
Deferred revenue	12,729	12,059
Current portion, long term debt	14,462	14,432
Total current liabilities	118,421	122,975

Non-current liabilities:
Deferred tax liabilities	8,687	6,881
Long term debt, less current portion	215,674	226,524
Other long-term liabilities	63,516	49,899
Stockholders’ equity	664,659	605,263
Total liabilities & stockholders' equity	$1,070,957	$1,011,542

SEMTECH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Nine Months Ended
	October 29,	October 30,
	2017	2016
	(Unaudited)	(Unaudited)

Net income	$37,723	$46,642

Net cash provided by operating activities	72,850	84,694
Net cash (used in) provided by investing activities	(51,894)	15,598
Net cash used in financing activities	(26,965)	(14,163)
Net (decrease) increase in cash and cash equivalents	(6,009)	86,129
Cash and cash equivalents at beginning of period	297,134	211,810
Cash and cash equivalents at end of period	$291,125	$297,939

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Share-based Payments	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q3 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue offset	$6,249	$3,197	$3,669	$14,726	$3,669
Cost of sales	316	281	360	1,161	1,108
Selling, general and administrative	6,589	10,055	3,965	22,200	12,001
Product development and engineering	2,202	1,992	1,401	6,079	4,420
Share-based compensation	$15,356	$15,525	$9,395	$44,166	$21,198

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Gross Profit - Reconciliation GAAP to Non-GAAP	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q3 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$89,419	$92,236	$81,065	$266,570	$241,364
Adjustments to GAAP gross profit:
Revenue: share-based payment - Comcast Warrant	6,249	3,197	3,669	14,726	3,669
Cost of sales: other share-based payments	316	281	360	1,161	1,108
Non-GAAP gross profit	$95,984	$95,714	$85,094	$282,457	$246,141

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Net Income - Reconciliation GAAP to Non-GAAP	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q3 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$13,338	$12,564	$30,776	$37,723	$46,642

Adjustments to GAAP net income:
Share-based compensation	$15,356	$15,525	$9,395	$44,166	$21,198
Intangible amortization	7,453	6,675	6,286	20,414	19,017
(Gain) loss on disposition of business operations	-	-	(25,036)	375	(25,036)
Transaction and integration related, including debt refinance costs	858	1,026	1,671	2,651	4,094
Acquisition related earn-out	604	416	603	1,579	1,820
Environmental and other reserves	21	43	1,123	82	2,123
Litigation cost net of recoveries	955	279	50	1,284	381
Investment loss (gain)	365	(750)	(413)	(385)	(2,138)
Equity in net losses of equity method investments	204	-	-	204	-
Total Non-GAAP adjustments before taxes	25,816	23,214	(6,321)	70,370	21,459
Associated tax effect	(2,696)	(3,532)	(196)	(10,048)	(1,580)
Total of supplemental information net of taxes	23,120	19,682	(6,517)	60,322	19,879
Non-GAAP net income	$36,458	$32,246	$24,259	$98,045	$66,521

Diluted GAAP earnings per share	$0.20	$0.19	$0.46	$0.56	$0.71
Adjustments per above	0.34	0.29	(0.09)	0.89	0.30
Diluted non-GAAP earnings per share	$0.54	$0.48	$0.37	$1.45	$1.01

	Three Months Ended			Nine Months Ended
	October 29,	July 30,	October 30,	October 29,	October 30,
	2017	2017	2016	2017	2016
Tax Impact Associated With Supplemental Information	Q3 2018	Q2 2018	Q3 2017	Q3 2018	Q3 2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Share-based compensation	$4,474	$3,937	$2,769	$12,565	$5,694
Valuation allowance against deferred tax assets	(4,057)	(2,225)	2,309	(8,638)	(3,377)
Other	2,279	1,820	(4,882)	6,121	(737)
Total of associated tax effect	$2,696	$3,532	$196	$10,048	$1,580

	Three Months Ended
	October 29,	July 30,	October 30,
	2017	2017	2016
	Q3 2018	Q2 2018	Q3 2017
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$26,854	$35,637	$39,227
Net Capital Expenditures	(7,866)	(13,777)	(8,406)
Free Cash Flow:	$18,988	$21,860	$30,821

Q4FY18 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.08	0.10

Share-based compensation expense	0.22	0.22
Transaction, restructuring, and acquisition related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.09
Non-GAAP EPS	$0.40	$0.42

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com